   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1997
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                IPL SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


             Massachusetts                            04-2511897
      (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)            Identification Number)

                                124 Acton Street
                          Maynard, Massachusetts 01754
                                 (508) 461-1000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                     1996 CONSOLIDATED EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                  Harris Ravine
                             Chief Executive Officer
                                IPL SYSTEMS, INC.
                                124 Acton Street
                          Maynard, Massachusetts 01754
                                 (508) 461-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                             Jeremy D. Glaser, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

============================================ =============== ================== =================== ==================
                                                              PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES                             AMOUNT TO      OFFERING PRICE       AGGREGATE           AMOUNT OF
TO BE REGISTERED                              BE REGISTERED      PER SHARE        OFFERING PRICE     REGISTRATION FEE
-------------------------------------------- --------------- ------------------ ------------------- ------------------
Class A Common Stock, $.01 par value             654,500      $1.125-$1.125(1)     $796,312.50(1)        $241.30
============================================ =============== ================== =================== ==================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon the actual exercise prices for shares subject to outstanding stock options previously granted under the Registrant's 1996 Consolidated Equity Incentive Plan. The following chart shows the calculation of the registration fee.

------------------------------------------------------- -------------------- ---------------------------- ------------------
                                                                                                               Aggregate
                     Type of Shares                       Number of Shares     Offering Price Per Share     Offering Price
------------------------------------------------------- -------------------- ---------------------------- ------------------
Common Stock issuable pursuant to outstanding options          174,500                  $1.125                $196,312.50
under the 1996 Consolidated Equity Incentive Plan
------------------------------------------------------- -------------------- ---------------------------- ------------------

Common Stock issuable pursuant to outstanding options          480,000                   $1.25                 $600,000
under the 1996 Consolidated Equity Incentive Plan
------------------------------------------------------- -------------------- ---------------------------- ------------------

                      REGISTRATION OF ADDITIONAL SECURITIES
                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

            On June 3, 1997, the stockholders of IPL Systems, Inc. (the "Company") approved an increase in the number of shares of the Company's Common Stock available for grant under the Company's 1996 Consolidated Equity Incentive Plan from 650,000 shares to 2,500,000 shares. This registration statement is filed pursuant to General Instruction E of Form S-8 to register an additional 654,500 of such additional shares. The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 13, 1996 (Registration Number 333-10025) and the Post-Effective Amendment thereto filed with the SEC on August 14, 1996, are hereby incorporated by reference. In addition, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 00-10370) and amendments thereto filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the section entitled The Merger Proposals (pp. 17-24) and the Financial Statements of Andataco (pp. F-15 - F-24) contained in the Company's definitive Proxy Statement filed with the Commission on May 6, 1997 are incorporated herein by reference.

            On June 3, 1997, the Company completed a business combination with ANDATACO, a California corporation ("ANDATACO"), whereby ANDATACO was merged with a wholly-owned subsidiary of the Company (the "Merger"). Although as a legal matter the Merger resulted in ANDATACO becoming a subsidiary of the Company, for financial reporting purposes the Merger was treated as a recapitalization of ANDATACO and an acquisition of the Company by ANDATACO using the purchase method of accounting (reverse acquisition). The financial reporting requirements of the Securities and Exchange Commission require that the financial statements reported by the Company subsequent to June 3, 1997, the date of consummation the Merger, be those of ANDATACO, which financial statements will include the results of operations of the Company for periods subsequent to the consummation of the Merger. Consequently, the financial information contained in the Annual Report on Form 10-K identified above represents the Company's historical financial information of the Company prior to its acquisition by Andataco. The financial information contained in the Proxy Statement referred to above reflects the historical financial information of ANDATACO.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 1997.

                                       IPL SYSTEMS, INC.

                                       By:  /s/ Harris Ravine
                                          --------------------------------
                                          Harris Ravine
                                          Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harris Ravine and Richard A. Hudzik, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                      Chief Executive Officer and
                                      Chairman of the Board
  /s/ Harris Ravine                   (Principal Executive Officer)           September 11, 1997
----------------------------------
Harris Ravine


  /s/ W. David Sykes                  President and Director                  September 11, 1997
----------------------------------
W. David Sykes

                                      Chief Financial Officer
  /s/ Richard A. Hudzik               (Principal Financial and Accounting     September 11, 1997
----------------------------------    Officer)
Richard A. Hudzik


  /s/ Stephen J. Ippolito             Director                                September 11, 1997
----------------------------------
Stephen J. Ippolito


  /s/ Cornelius P. McMullan           Director                                September 11, 1997
----------------------------------
Cornelius P. McMullan

                                    EXHIBITS

Exhibit No.        Description
-----------        -----------
5.1                Opinion of Palmer & Dodge LLP.

23.1               Consent of Palmer & Dodge LLP.  Reference is made to Exhibit
                   5.1.

23.2               Consent of Deloitte & Touche LLP.

23.3               Consent of Price Waterhouse LLP.